Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

Contacts:

Fiona Abolade

VCampus Corporation

(703) 654-7221

fabolade@vcampus.com

Ed Lewis

CEOcast, Inc. for VCampus

(212) 732-4300

elewis@ceocast.com

VCAMPUS ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

Revenue grows more than 14% from the fourth quarter of 2004 driven by 200% quarter over quarter growth in Select Partner™ course registrations

RESTON, VA, May 4, 2005 - VCampus Corporation (NASDAQ: VCMP), a provider of comprehensive e-Learning publishing and hosting services to corporations, government agencies, associations and credentialing organizations, today announced its financial results for the first quarter ended March 31, 2005. The company reported revenue of $1,128,582 compared to revenue of $987,228 in the fourth quarter of 2004 and $1,494,052 in the same period a year earlier. These total revenue amounts include online tuition revenue of $1,023,095 compared to $852,389 in the fourth quarter of 2004 and $1,409,503 in the same period a year earlier.

During the first quarter, the company recorded a non-cash charge of approximately $447,000, which represents amortization of debt discount and deferred debt offering costs related to the issuance of $3,649,625 (March 31, 2005 principal amount $1,833,182) of convertible promissory notes in March 2004. Including this non-cash charge, VCampus reported a net loss in the first quarter of $1,902,673, or $0.22 per share, compared to a net loss of $789,205 or $0.15 per share, for the first quarter of 2004 and $1,723,863, or $0.22 per share, for the fourth quarter of 2004.

The company ended the quarter with $2.70 million in cash compared to $2.63 million at the end of 2004.

First quarter enrollment in the previously released security courses offered in preparation for the (ISC)2 CISSP® and SSCP® exams increased more than 200% from the fourth quarter of 2004. In addition, during the first quarter, the company continued the rollout of Select Partner courses with the release of: End of Life Pain Management (for the National Council of State Boards of Nursing), a continuing education course for nurses; and the Series 86 and Series 87 Exam Preparation Courses (for FT Knowledge). Each FT Knowledge course is in preparation for separate required certifications for financial analysts.

“We expect the healthy growth in Select Partner course revenue to continue in the second quarter driven not only by the current library, which includes, the recent release of the Certified Federal Contracts Manager Certification Preparation Course, but also the upcoming release of the Fundamentals of Working Capital, a continuing education course for corporate treasurers and Derivatives: Debunking Myths and Building Boardroom Support,” said Nat Kannan Chairman and CEO of VCampus Corporation.

“We see growth in the demand for high quality, media rich courses to prepare professionals for must-have credentials and continuing education,” continued Mr. Kannan. “By partnering with brand name institutions with deep subject matter expertise, the Select Partner program addresses the needs of over 20 million professionals in the US, including information security practitioners, project managers, financial service professionals and health care workers, which collectively represent a huge opportunity for VCampus.”

“Our financial performance in the last two quarters confirms our belief that the third quarter of 2004 represents the trough in the transition from our old legacy model to our new Select Partner model,” said Christopher Nelson, Chief Financial Officer of VCampus Corporation. “Our solid balance sheet will provide us with the means to further develop and market Select Partner courses and continue this transition.”

Conference Call and Webcast

Mr. Kannan and Mr. Nelson will hold a conference call to discuss the third quarter financial results and business outlook. The call is scheduled for 4:30 pm Eastern Time today. Interested parties may participate by dialing (888) 396-2369. International callers may dial (617) 847-8710. Please enter the passcode 18001679.

This call is also being webcast by Thomson/CCBN and can be accessed at the VCampus web site at www.vcampus.com.  The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors.  Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

A replay of the call will be available via telephone from approximately 6:30 pm Eastern Time on May 4, 2005 until 6:30 pm Eastern Time on May 9, 2005. To listen to the replay, participants in the U.S. and Canada should dial (888) 286-8010, and international participants should dial (617) 801-6888. The conference ID for the replay is 41668299.

About VCampus®

VCampus Corporation (NASDAQ: VCMP), a provider of comprehensive e-Learning services, helps organizations that offer professional certifications and credentials unlock the value of their traditional branded course content.  Through its innovative Select Partner™ Program, VCampus repurposes value-added training content for online delivery to enhance and support professional development programs.  The Select Partner Program provides custom course development, publishing, hosting, e-commerce, reporting, account support and marketing services. With over a decade of e-Learning experience, VCampus has delivered 2.9 million courses to 920,000 desktops/users in associations, non-profits, corporations, government agencies and higher education institutions. VCampus distributes a courseware library of more than 5,000 web-based courses. VCampus Corporation is headquartered in Reston, VA. For more information, call 800-915-9298, or visit the VCampus Web site at www.vcampus.com. “VCampus” is a registered trademark and “Select Partner” is a trademark of VCampus Corporation.

This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact are forward-looking. Without limiting the foregoing, references to future growth or expansion or scheduled product launch dates are forward-looking, and words such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “should,” “will,” and “would” and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations contain projections of our future results of operations or of our financial position or state other forward-looking information. There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) uncertainties regarding the successful implementation of our Select Partner Program or the timely release of products; (4) growing competition; and (5) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of ``Risk and Uncertainties’’ in our Annual Report on Form 10-K for the year ended December 31, 2004 and other SEC filings.

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VCampus Corporation

Consolidated Statements of Operations

	Three Months Ended
	March 31, 2004	December 31, 2004	March 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Online tuition revenues	$1,409,503	$852,389	$1,023,095
Development and other revenues	53,614	134,839	105,487
Other service revenues	30,935	—	—
Net revenues	1,494,052	987,228	1,128,582
Costs and expenses:
Cost of revenues	364,803	325,186	459,468
Sales and marketing	586,902	471,234	518,409
Product development and operations	580,251	647,270	712,732
General and administrative	446,177	384,344	442,570
Depreciation and amortization	248,934	323,961	368,626
Stock-based compensation	29,478	46,499	48,995
Total costs and expenses	2,256,545	2,198,494	2,550,800
Loss from operations	(762,493)	(1,211,266)	(1,422,218)
Other income	—	9,311	—
Interest expense and amortization of debt discount and debt offering costs, net	(26,712)	(521,908)	(480,455)
Net loss attributable to common stockholders	$(789,205)	$(1,723,863)	$(1,902,673)
Net loss per share to common stockholders, basic and diluted	$(0.15)	$(0.22)	$(0.22)
Weighted average number of shares outstanding, basic and diluted	5,272,587	7,748,578	8,518,708

VCampus Corporation

Consolidated Balance Sheets

	December 31, 2004	March 31, 2005
		(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$2,632,504	$2,700,010
Accounts receivable, net	283,101	294,219
Loans receivable from related parties	49,783	41,375
Prepaid expenses and other current assets	665,663	437,279
Total current assets	3,631,051	3,472,883
Property and equipment, net	523,662	469,418
Capitalized software costs and courseware development costs, net	1,826,745	1,786,568
Other assets	418,684	357,942
Other intangible assets, net	390,502	345,754
Goodwill, net	328,317	328,317
Total assets	$7,118,961	$6,760,882

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$575,183	$701,757
Accrued expenses	318,478	593,042
Notes payable — current portion	66,207	112,387
Deferred revenues	851,118	625,837
Total current liabilities	1,810,986	2,033,023

Long-term liabilities
Notes payable — less discount and current portion	463,446	487,010
Total liabilities	2,274,432	2,520,033

Commitments and contingencies:	—	—

Stockholders’ equity:
Common Stock	84,611	93,411
Additional paid-in capital	101,732,238	103,022,431
Accumulated deficit	(96,972,320)	(98,874,993)
Total stockholders’ equity	4,844,529	4,240,849
Total liabilities and stockholders’ equity	$7,118,961	$6,760,882